UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 31, 2013
Date of Report (Date of earliest event reported):

Excalibur Industries
(Exact name of registrant as specified in its charter)

Utah	1-7602	87-0292122
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	FileNumber)	Identification No.)

Post Office Box 650, Hibbing, Minnesota	55746
(Address of principal executive offices)	(Zip Code)

218-262-6127
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2013, the Company entered into an Employment Agreement with Jay R. Mackie as compensation for his duties as President and Chief Executive Officer, and with Michael P. Johnson as compensation for his duties as Secretary and Treasurer, and the Company adopted a Nonqualified Deferred Compensation Plan.  Beginning January 1, 2014, Mr. Mackie is to receive a salary of $11,000 per month, 100% of which salary for Plan Year 2014 is deferred to May 15, 2015, and Mr. Johnson is to receive a salary of $1,250 per month, 100% of which salary for Plan Year 2014 is deferred to May 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excalibur Industries
(Registrant)

Date: January 15, 2014	By:	/s/ Jay R. Mackie
Jay R. Mackie, President and Chief Executive Officer